Exhibit 23.6

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated January 13, 2009, relating to the balance sheet of Mead Johnson Nutrition Company incorporated by reference in the Prospectus included in Registration Statement No. 333-156298.

/s/ DELOITTE & TOUCHE LLP

Parsippany, New Jersey

February 10, 2009